Exhibit 3.2

BYLAWS

OF

MOCON, INC.

ARTICLE I

SHAREHOLDERS

Section A. Regular Meetings. A regular meeting of the shareholders of the corporation shall be held on the date and at the time and place as shall be designated from time to time by the Board of Directors, on an annual or other less frequent basis as determined by the Board of Directors, and stated in the notice of the meeting, for the purpose of electing directors of the corporation to serve during the ensuing year and for the transaction of such other business as may properly come before the meeting. If the election of the directors is not held on the day designated herein for any regular meeting of the shareholders, or at any adjournment thereof, the president shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

Section B. Special Meetings.

1.     Special meetings of the shareholders may be called for any purpose or purposes by the chairman, the president, or the Board of Directors, and shall be called by the chairman, the president, or the Board of Directors at the written request of one or more shareholders holding not less than 51 percent of the voting power of any class of the corporation’s stock entitled to vote.

2.     No business shall be acted on at a special meeting except as set forth in the notice calling the meeting.

Section C. Place of Meetings. Any meeting of the shareholders of the corporation may be held at its registered office in the State of Minnesota or at such other place in or out of the United States as the Board of Directors may designate. The Board of Directors may determine that a meeting of the shareholders of the corporation shall not be held at a physical place, but instead solely by means of remote communication. A waiver of notice signed by shareholders entitled to vote may designate any place for the holding of such meeting.

Section D. Notice of Meetings.

1.     The president, a vice president, the secretary, an assistant secretary, or any other individual designated by the Board of Directors shall sign and deliver written notice of any meeting at least ten days, but not more than sixty days before the date of the meeting. The notice shall state the place, date, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.     In the case of a regular meeting, any proper business may be presented for action, except that action on any of the following items shall be taken only if the general nature of the proposal is stated in the notice:

(a)      Action with respect to any contract or transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, firm, or association in which one or more of the corporation’s directors or officers is a director or officer or is financially interested;

(b)     Adoption of amendments to the Articles of Incorporation; or

(c)     Action with respect to a merger, share exchange, reorganization, partial or complete liquidation, or dissolution of the corporation.

3.     A copy of the notice shall be personally delivered or mailed postage prepaid to each shareholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, and the notice shall be deemed delivered the date the same is deposited in the United States mail for transmission to such shareholder. If the address of any shareholder does not appear on the records of the corporation, it will be sufficient to address any notice to such shareholder at the registered office of the corporation. Notice may be given to a shareholder by means of electronic communications if the requirements of Section 302A.436, Subd. 5, of the Minnesota Statutes are met.

4.     The written certificate of the individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the shareholders, and the addresses to which the notice was mailed shall be prima facie evidence of the manner and fact of giving such notice.

5.     Any shareholder may waive notice of any meeting by a signed writing, either before or after the meeting.

Section E. Meeting Without Notice.

1.      Any business transacted at a meeting shall be as valid as if transacted at a meeting regularly called and noticed if all persons entitled to vote at any meeting consent, either by:

(a)     A writing on the records of the meeting or filed with the secretary; or

(b)     Presence at such meeting and oral consent entered on the minutes; or

(c)     Taking part in the deliberations at such meeting without objection.

2.     At such meeting any business may be transacted that is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

3.     If any meeting is irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

4.     Such consent or approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section F. Determination of Shareholders of Record.

1.     For the purpose of determining the shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

2.     If no record date is fixed, the record date for determining shareholders: (i) entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is signed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section G. Quorum; Adjourned Meetings.

1.     Unless the Articles of Incorporation provide for a different proportion, shareholders holding at least a majority of the voting power of the corporation’s stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by the laws of the State of Minnesota, the Articles of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class.

2.     If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until shareholders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a shareholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum of the voting power.

Section H. Voting.

1.     Unless otherwise provided in the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each shareholder of record, or such shareholder’s duly authorized proxy or attorney-in-fact, shall be entitled to one vote for each share of voting stock standing registered in such shareholder’s name on the record date.

2.     Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (including pledged shares) shall be cast only by that individual or such individual’s duly authorized proxy, attorney-in-fact, or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased shareholder, or by a guardian, conservator, custodian or trustee, votes may be cast by such shareholder upon proof of capacity, even though the shares do not stand in the name of such shareholder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand in the name of the receiver; provided, that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the corporation with written proof of such appointment.

3.     With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice-president of such corporation, and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such shareholder upon presentation to the corporation of satisfactory evidence of his authority to do so.

4.     Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this corporation or its subsidiaries, if any. If shares are held by this corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the corporation holding the same binding instructions on how to vote.

5.     Any shareholder entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such shareholder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the shareholder is casting affirmative votes with respect to all shares held.

6.     With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(a)     If only one person votes, the vote of such person binds all.

(b)     If more than one person casts votes, the act of the majority so voting binds all.

(c)      If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

7.      If a quorum is present, unless the Articles of Incorporation provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless voting by classes is required for any action of the shareholders by the laws of the State of Minnesota, the Articles of Incorporation or these Bylaws, in which case the affirmative vote of holders of at least a majority of the voting power of each such class shall be required.

Section I. Proxies. At any meeting of shareholders, any shareholder entitled to vote may designate, in a manner permitted by the laws of the State of Minnesota, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of eleven months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Minnesota.

Section J. Order of Business. At the regular shareholders meeting, the regular order of business shall be as follows:

1.     Determination of shareholders present and existence of quorum, in person or by proxy;

2.     Reading and approval of the minutes of the previous meeting or meetings;

3.     Reports of the Board of Directors, and, if any, of the president, treasurer and secretary of the corporation;

4.     Reports of committees;

5.     Election of directors;

6.     Unfinished business;

7.     New business; and

8.     Adjournment.

Section K. Absentees’ Consent to Meetings. Transactions of any meeting of the shareholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice or consent, except as otherwise provided in Sections I.D and I.E of these Bylaws.

Section L. Meetings by Remote Communication. Shareholders may participate in a meeting of the shareholders by means of remote communication, including telephone conference, by which all individuals participating in the meet can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

Section M. Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the corporation may be taken by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on that action or, if the Articles of Incorporation so provide, by the number of shareholders that would be required to take such action at a meeting of the shareholders at which all shareholders were present, but in no event may written action be taken by shareholders of less than a majority of the voting power of all shares entitled to vote on the action.

ARTICLE II

DIRECTORS

Section A. Number, Tenure, and Qualifications. Unless a larger number is required by the laws of the State of Minnesota or the Articles of Incorporation or until changed in the manner provided herein, the Board of Directors of the corporation shall consist of at least one individual who shall be elected at the regular meeting of the shareholders of the corporation and who shall hold office for one year or until his or her successor or successors are elected and qualify. A director need not be a shareholder of the corporation.

Section B. Change In Number. Subject to any limitations in the laws of the State of Minnesota, the Articles of Incorporation or these Bylaws, the number of directors may be changed from time to time by resolution adopted by the Board of Directors or the shareholders.

Section C. Reduction In Number. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section D. Resignation. Any director may resign effective upon giving written notice to the chairman of the Board of Directors, the president, the secretary, or in the absence of all of them, any other officer, unless the notice specifies a later time for effectiveness of such resignation. A majority of the remaining directors, though less than a quorum, may appoint a successor to take office when the resignation becomes effective, and each director so appointed to hold office during the remainder of the term of office of the resigning director.

Section E. Removal.

1.     The Board of Directors of the corporation, by majority vote, may declare vacant the office of a director who has been convicted of a felony or who has been declared incompetent by an order of a court of competent jurisdiction.

2.     Any director may be removed from office by the vote or written consent of shareholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, except that if the corporation’s Articles of Incorporation provide for the election of directors by cumulative voting, no director may be removed from office except upon the vote of shareholders owning sufficient shares to have prevented such director’s election to office in the first instance.

Section F. Vacancies.

1.     All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum unless it is otherwise provided in the Articles of Incorporation unless, in the case of removal of a director, the shareholders by a majority of voting power shall have appointed a successor to the removed director. Subject to the provisions of Section II.F.2, (i) in the case of the replacement of a director, the appointed director shall hold office during the remainder of the term of office of the replaced director, and (ii) in the case of an increase in the number of directors, the appointed director shall hold office until the next meeting of shareholders at which directors are elected.

2.     If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, any shareholder or shareholders of an aggregate of five percent or more of the total voting power entitled to vote may call a special meeting of the shareholders to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor.

Section G. Regular Meetings. Immediately following the adjournment of, and at the same place as, the regular or any special meeting of the shareholders at which directors are elected other than pursuant to Section II.F, the Board of Directors, including newly elected directors, shall hold its regular meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between regular meetings.

Section H. Special Meetings. Special meetings of the Board of Directors may be called for any purpose or purposes at any time by the chairman, or if there is no chairman, by the president or secretary, and shall be called by the chairman, the president or the secretary upon the request of any two directors. If the chairman refuses or, if there is no chairman, if both the president and secretary refuse or neglect to call such special meeting, a special meeting may be called by notice signed by any two directors.

Section I. Place of Meetings. Any regular or special meeting of the directors of the corporation may be held at such place as the Board of Directors may designate or, in the absence of such designation, at the place designated in the notice calling the meeting. The Board of Directors may determine that a meeting of the Board of Directors not be held at a physical place, but instead solely by means of remote communication through which the directors may participate with each other during the meeting. A waiver of notice signed by directors may designate any place for the holding of such meeting.

Section J. Notice of Meetings. Except as otherwise provided in Section II.G, there shall be delivered to all directors, at least forty-eight hours before the time of a meeting, a copy of a written notice of the meeting, by delivery of such notice personally, by mailing such notice postage prepaid, or by telegram. Such notice shall be addressed in the manner provided for notice to shareholders in Section I.D.3. If mailed, the notice shall be deemed delivered two business days following the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the Minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence nor a waiver of notice for purposes hereof.

Section K. Quorum; Adjourned Meetings.

1.     A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

2.     At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section L. Board of Directors’ Decisions. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

Section M. Meetings by Remote Communication. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of remote communication, including telephone conference, by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

Section N. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors of this corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors were present.

Section O. Powers and Duties.

1.     Except as otherwise restricted by Minnesota law or the Articles of Incorporation, the Board of Directors has full control over the affairs of the corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the corporation with such powers, including the power to subdelegate, and upon such terms as may be deemed fit.

2.     The Board of Directors may present at regular meetings of the shareholders, and when called for by a majority vote of the shareholders at a regular meeting or a special meeting of the shareholders shall present, a full and clear report of the condition of the corporation to the shareholders.

3.     The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any regular meeting of the shareholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present.

Section P. Compensation. The directors and members of committees shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board of Directors or committees. Subject to any limitations contained in the laws of the State of Minnesota, the Articles of Incorporation or any contract or agreement to which the corporation is a party, directors may receive compensation for their services as directors as determined by the Board of Directors, but only during such times as the corporation may legally declare and pay distributions on its stock, unless the payment of such compensation is first approved by the shareholders entitled to vote for the election of directors.

Section Q. Chairman of the Board of Directors and Other Officers.

1.      At a regular meeting, the Board of Directors shall elect, from among its members, a chairman who may serve as the chief executive officer of the corporation and who shall preside at meetings of the Board of Directors and may preside at meetings of the shareholders. The Board of Directors may also elect such other officers of the Board of Directors and for such term as it may from time to time deem advisable.

2.     Any vacancy in any office of the Board of Directors because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

Section R. Order of Business. The order of business at any meeting of the Board of Directors shall be as follows:

1.     Determination of members present and existence of quorum;

2.     Reading and approval of the minutes of any previous meeting or meetings;

3.     Reports of officers and committeemen;

4.     Election of officers (regular meeting);

5.     Unfinished business;

6.     New business; and

7.     Adjournment.

ARTICLE III

OFFICERS

Section A. Election. The Board of Directors, at a regular meeting, shall elect a president, a secretary and a treasurer to hold office for a term of one year or until their successors are chosen and qualify. Any individual may hold two or more offices. The Board of Directors may, from time to time, by resolution, elect one or more vice-presidents, assistant secretaries and assistant treasurers and appoint agents of the corporation, prescribe their duties and fix their compensation.

Section B. Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

Section C. Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

Section D. President.

1.      The president shall be the chief executive or operating officer of the corporation, subject to the supervision and control of the Board of Directors, and shall direct the corporate affairs, with full power to execute all resolutions and orders of the Board of Directors not expressly delegated to some other officer or agent of the corporation. If the Chairman of the Board of Directors elects not to preside or is absent, the president shall preside at meetings of the shareholders and of the Board of Directors and perform such other duties as shall be prescribed by the Board of Directors.

2.     The president shall have full power and authority on behalf of the corporation to attend and to act and to vote, or designate such other officer or agent of the corporation to attend and to act and to vote, at any meetings of the shareholders of any corporation in which the corporation may hold stock and, at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors, by resolution from time to time, may confer like powers on any person or persons in place of the president to exercise such powers for these purposes.

Section E. Vice-Presidents. The Board of Directors may elect one or more vice-presidents who shall be vested with all the powers and perform all the duties of the president whenever the president is absent or unable to act and such other duties as shall be prescribed by the Board of Directors or the president.

Section F. Secretary. The secretary shall keep, or cause to be kept, the minutes of proceedings of the shareholders and the Board of Directors in books provided for that purpose. The secretary shall attend to the giving and service of all notices of the corporation, may sign with the president in the name of the corporation all contracts in which the corporation is authorized to enter, shall have the custody or designate control of the corporate seal, shall affix the corporate seal to all certificates of stock duly issued by the corporation, shall have charge or designate control of stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or appropriate committee may direct, and shall, in general, perform all duties incident to the office of the secretary.

Section G. Assistant Secretaries. The Board of Directors may appoint one or more assistant secretaries who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the secretary.

Section H. Treasurer. The treasurer shall be the chief financial officer of the corporation, subject to the supervision and control of the Board of Directors, and shall:

1.     keep accurate financial records for the corporation;

2.     deposit all money, drafts, and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board of Directors;

3.     endorse for deposit all notes, checks, and drafts received by the corporation as ordered by the Board of Directors, making proper vouchers therefor;

4.     disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board of Directors;

5.     render to the chief executive officer and the Board of Directors, whenever requested, an account of all transactions by the chief financial officer and of the financial condition of the corporation; and

6.     perform other duties prescribed by the Board of Directors or by the chief executive officer.

The treasurer shall, if required by the Board of Directors, give bond to the corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of treasurer and for restoration to the corporation, in the event of the treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the treasurer’s custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

Section I. Assistant Treasurers. The Board of Directors may appoint one or more assistant treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors or the treasurer. The Board of Directors may require an assistant treasurer to give a bond to the corporation in such sum and with such security as it may approve, for the faithful performance of the duties of assistant treasurer, and for restoration to the corporation, in the event of the assistant treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the assistant treasurer’s custody or control and belonging to the corporation. The expense of such bond shall be borne by the corporation.

ARTICLE IV

CAPITAL STOCK

Section A. Issuance. Shares of the corporation’s authorized stock shall, subject to any provisions or limitations of the laws of the State of Minnesota, the Articles of Incorporation or any contracts or agreements to which the corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section B. Certificates. Ownership in the corporation may be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be manually signed by the president or a vice-president and also by the secretary or an assistant secretary; provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. If provided by the shareholder, the name, address and federal tax identification number of the shareholder, the number of shares, and the date of issue shall be entered in the stock transfer records of the corporation. Ownership in the corporation may also be evidenced by uncertificated shares.

Section C. Surrendered, Lost or Destroyed Certificates. All certificates surrendered to the corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any shareholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the corporation with the shareholder’s affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require, to indemnify the corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section D. Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the corporation with another corporation or the reorganization of the corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the shareholder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of shareholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section E. Transfer of Shares. No transfer of stock shall be valid as against the corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the corporation.

Section F. Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerk and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agent, transfer clerk and/or registrar of transfer.

Section G. Stock Transfer Records. The stock transfer records shall be closed for a period of at least ten days prior to all meetings of the shareholders and shall be closed for the payment of distributions as provided in Article V hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable for purposes of Article V and no voting rights shall be deemed transferred during such periods. Subject to the forgoing limitations, nothing contained herein shall cause transfers during such periods to be void or voidable.

Section H. Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation’s stock.

ARTICLE V

DISTRIBUTIONS

Section A. Distributions. Distributions may be declared, subject to the provisions of the laws of the State of Minnesota and the Articles of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property, shares of corporate stock, or any other medium. The Board of Directors may fix in advance a record date, as provided in Section I.F, prior to the distribution for the purpose of determining shareholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten days prior to the date of such distribution.

ARTICLE VI

RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

Section A. Records. All original records of the corporation shall be kept by or under the direction of the secretary or at such places as may be prescribed by the Board of Directors.

Section B. Directors’ and Officers’ Right of Inspection. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual’s duties to inspect and copy all of the corporation’s books, records, and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations. Such inspection may be made in person or by agent or attorney.

Section C. Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the corporation shall have the authority to affix the seal to any document requiring it.

Section D. Fiscal Year-End. The fiscal year-end of the corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

Section E. Reserves. The Board of Directors may create, by resolution, such reserves as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or to repair or maintain any property of the corporation, or for such other purpose as the Board of Directors may deem beneficial to the corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

ARTICLE VII

INDEMNIFICATION

Section A. Indemnification and Insurance.

1.     Indemnification. The corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, or as required or permitted by other provisions of law.

2.     Insurance. The corporation may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the corporation would otherwise be required to indemnify the person against the liability.

Section B. Amendment. The provisions of this Article relating to indemnification shall constitute a contract between the corporation and each of its directors and officers, which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (1) the unanimous vote of the directors of the corporation then serving, or (2) by the shareholders as set forth in Article VIII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section C. Changes in Minnesota Law. References in this Article to Minnesota law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (1) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation’s Articles of Incorporation or these Bylaws or both shall continue as theretofore to the extent permitted by law; and (2) if such change permits the corporation, without the requirement of any further action by shareholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII

AMENDMENT OR REPEAL

Section A. Amendment. Except as otherwise restricted in the Articles of Incorporation or these Bylaws:

1.      Any provision of these Bylaws may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal is contained in the notice of such special meeting.

2.     These Bylaws may also be altered, amended, or repealed at a duly convened meeting of the shareholders by the affirmative vote of one or more shareholders holding at least 51 percent of the voting power of the corporation entitled to vote. The shareholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

CERTIFICATION

The undersigned duly elected secretary of the corporation does hereby certify that the foregoing Bylaws were adopted by the Board of Directors on the 22nd day of June, 2017.

/s/ Joy D. Atwell
Joy D. Atwell
Secretary

[Bylaws of Mocon, Inc.]